
                                                                                                                  Exhibit 12.1(a)
                                            W. R. Berkley Corporation and subsidiaries

                                        Computation of Ratio of Earnings to Fixed Charges

                                                       Three Months
                                                           Ended
                                                         March 31,                     Year Ended December 31,
                                                       ------------   ----------------------------------------------------------
                                                            2001        2000        1999        1998         1997         1996
                                                          -------     -------     -------     --------     --------     --------
Income (loss) before income taxes and cumulative
   effect of change in accounting principle, but
   after minority interest                                $12,750     $38,689    ($79,814)    $ 64,225     $129,715     $115,365

Add:
   Portion of rents representative of the interest
     factor                                                 1,382       5,527       5,370        4,698        4,188        3,699
   Interest expense                                        11,450      47,596      50,801       48,819       48,869       31,963
                                                          -------     -------     -------     --------     --------     --------

Income as adjusted                                        $25,582     $91,812    ($23,643)    $117,742     $182,772     $151,027
                                                          =======     =======     =======     ========     ========     ========

Fixed charges:
   Interest expense                                       $11,450     $47,596     $50,801     $ 48,819     $ 48,869     $ 31,963
   Preferred dividends                                          0           0           0            0            0            0
   Portion of rents representative of the interest
     factor                                                 1,382       5,527       5,370        4,698        4,188        3,699
                                                          -------     -------     -------     --------     --------     --------

     Total                                                $12,832     $53,123     $56,171     $ 53,517     $ 53,057      $35,662
                                                          =======     =======     =======     ========     ========     ========

Ratio of earnings to fixed charges                            2.0         1.7         N/A          2.2          3.4          4.2
                                                          =======     =======     =======     ========     ========     ========


                                                                                                                  Exhibit 12.1(b)
                                            W. R. Berkley Corporation and subsidiaries

                     Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

                                                       Three Months
                                                           Ended
                                                         March 31,                     Year Ended December 31,
                                                       ------------   ----------------------------------------------------------
                                                            2001        2000        1999        1998         1997         1996
                                                          -------     -------     -------     --------     --------     --------
Income (loss) before income taxes and cumulative
  effect of change in accounting principle,
  but after minority interest                             $12,750     $38,689    ($79,814)    $ 64,225     $129,715     $115,365

Add:
  Portion of rents representative of the interest
    factor                                                  1,382       5,527       5,370        4,698        4,188        3,699
  Interest expense                                        $11,450      47,596      50,801       48,819       48,869       31,963
                                                          -------     -------     -------     --------     --------     --------

Income as adjusted                                        $25,582     $91,812    ($23,643)    $117,742     $182,772     $151,027
                                                          =======     =======     =======     ========     ========     ========

Fixed charges:
  Interest expense                                        $11,450     $47,596     $50,801     $ 48,819     $ 48,869      $31,963
  Preferred dividends                                           0           0         497        8,268       10,263       17,791
  Portion of rents representative of the interest

    factor                                                  1,382       5,527       5,370        4,698        4,188        3,699
                                                          -------     -------     -------     --------     --------     --------

    Total                                                 $12,832     $53,123     $56,668     $ 61,785     $ 63,320     $ 53,453
                                                          =======     =======     =======     ========     ========     ========

Ratio of earnings to combined fixed charges
  and preferred stock dividends                               2.0         1.7         N/A          1.9          2.9          2.8
                                                          =======     =======     =======     ========     ========     ========